Nestor, Inc. 400 Massasoit Avenue, Suite 200 East Providence, RI 02914
             Ph: (401) 434-5522 Fax: (401) 434-5809 www.nestor.com




FOR IMMEDIATE RELEASE


CONTACT:   Nigel P. Hebborn, Executive Vice President
           (401) 434-5522 ext. 714     www.nestor.com



           NESTOR ELECTS THREE NEW MEMBERS TO ITS BOARD OF DIRECTORS


PROVIDENCE, RI - October 16, 2003 - Nestor, Inc. (OTC: NESO) is pleased to announce the election of three new members to its Board of Directors. Joining the Board are Susan A. Keller, Dr. Albert H. Cox and Terry E. Fields.

Nestor's CEO, William Danzell, states that, "through CrossingGuard, Nestor's patented technology, we can save lives and reduce the number of traffic violations at intersections. As traffic volumes continue to increase and municipalities and state governments begin to realize the positive impact of Automated Red-Light Enforcement, we expect the demand for Nestor's CrossingGuard product to grow. The potential size and scope of the market for red light enforcement has caused us to seek out the best people to assist Nestor in its anticipated growth. The new Board members understand the needs of a growth company, and we look forward to their contributions."

Susan Keller, Partner at Edwards & Angell, LLP, Rhode Island's largest law firm, specializes in corporate financings. Ms. Keller's legal career has focused on mergers and acquisitions, private equity financing, senior and subordinated debt transactions and general corporate work. Several of the largest financial institutions have relied on her expertise in their corporate restructurings.

Dr. Albert Cox, presently a private investor, was the founder and President of Merrill Lynch Economics. He also served as an economic advisor to President Richard Nixon. Dr. Cox has provided economic and financial market advice to many of the world's leading financial institutions and has served on numerous corporate Boards.

Terry Fields is presently the Chief Financial Officer of Community Loans of American, Inc., headquartered in Atlanta, Georgia. Mr. Fields served as the Chief Financial Officer and interim CEO of Seibels Bruce, a publicly traded insurance company.

Nestor Traffic Systems is a provider of innovative, video-based Red-Light Enforcement solutions and services. Nestor's patented video technology provides solutions that help reduce red-light violations and improve traffic safety at intersections. In addition, CrossingGuard is the only automated red-light system in the industry that offers Collision Avoidance, an optional safety feature that actually helps prevent intersection collisions. The CrossingGuard product offers municipalities an opportunity to significantly reduce red light running violations and demonstrate a commitment to safety. Nestor brings intelligence to intersections.


                                     -MORE-

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NESTOR ELECTS THREE NEW MEMBERS TO ITS BOARD OF DIRECTORS                 Page 2

Any  statements  in this press  release  about  future  expectations,  plans and prospects for Nestor, including statements about new customers and other statements containing the words "expects," "will," "anticipates," and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market acceptance of our products, competition and other factors discussed in Exhibit 99.1 to our most recent annual report filed with the SEC. In addition, the forward-looking statements included in this press release represent our views as of October 15, 2003 and we specifically disclaim any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to October 15, 2003.

CrossingGuard is a registered trademark of Nestor, Inc.


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